EXHIBIT 99.1

General Employment Enterprises, Inc. Prices Public Offering

Capital Raise to Fund Strategic Acquisitions, Working Capital & Corporate Purposes

NAPERVILLE, IL / ACCESSWIRE / July 22, 2015 / General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment"), a provider of specialty staffing services and solutions, today announced the pricing of an underwritten public offering of 11,200,000 shares of its common stock at a price of $.70 per share. The Company has also granted to the underwriters a 30-day option to acquire up to an additional 1,680,000 shares to cover over-allotments.

The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and before offering expenses payable by the Company, will be approximately $7.3 million. If the underwriters exercise their over-allotment option in full, net proceeds from the offering are expected to be approximately $8.4 million. The offering is expected to close on July 27, 2015, subject to customary closing conditions. The Company intends to use the proceeds from this offering for acquisitions, working capital and general corporate purposes.

Derek Dewan, Chairman and Chief Executive Officer of the Company commented, "We are most pleased with the results of this public equity offering. We believe that this financing will help General Employment accomplish its multi-faceted growth strategy and sets the stage for the first phase of reaching its strategic initiatives. Additionally, we expect the completion of this public offering to strengthen our balance sheet and to improve our credit worthiness."

Roth Capital Partners is acting as the sole book-running manager of the offering. Maxim Group is participating as a co-manager.

The shares described above are being offered by the Company pursuant to a registration statement (including prospectuses) previously filed with and subsequently declared effective by the Securities and Exchange Commission, or SEC. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC's website, http://www.sec.gov.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

Forward-Looking Statements

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the proposed public offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated. Such statements relate to, among other things, the satisfaction of the conditions to closing of the offering, market conditions and such other factors as set forth in the prospectus supplement and the other documents the Company has filed or will file with the SEC, including the Company's most recent annual reports on Form 10-K and its quarterly reports on Form 10-Q and in the Company's other filings with the SEC. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond General Employment's ability to control. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws.

Contact:

General Employment Enterprises, Inc.

Andrew J. Norstrud, 813.803.8275
invest@genp.com

SOURCE: General Employment Enterprises, Inc.